AMENDMENT NO. 1 TO
VOTING AND SHAREHOLDERS’ AGREEMENT

July 14, 2020

This Amendment No. 1 to Voting and Shareholders’ Agreement (this “Amendment”) is entered into as of the date first set forth above by and among Kenmare Holdings Ltd. (the “Enstar shareholder”), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (each, a “Trident Shareholder” and, collectively, the “Trident Shareholders” and, together with the Enstar Shareholder, the “Initial Shareholders”). Capitalized terms used but not defined herein have the meanings given to such terms in the Shareholders’ Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Initial Shareholders are parties to that certain Voting and Shareholders’ Agreement, dated as of December 23, 2015, by and among North Bay Holdings Limited, the Initial Shareholders and the other signatories thereto (the “Shareholders’ Agreement”);

WHEREAS, pursuant to that certain letter agreement, dated as of June 5, 2020, regarding a consent and waiver with respect to certain transactions involving StarStone US Holdings, Inc., StarStone Specialty Insurance Company, StarStone National Insurance Company and StarStone US Intermediaries, Inc., the Initial Shareholders agreed to amend the Shareholders’ Agreement in accordance with their prior discussions; and

WHEREAS, pursuant to Section 8.10 of the Shareholders’ Agreement, the Initial Shareholders may amend the Agreement as contemplated herein.

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to Shareholders’ Agreement. The Shareholders’ Agreement is hereby amended as follows:

(a) Definitions. The following definitions shall be added to Article 1 of the Shareholders’ Agreement in the appropriate alphabetical order:

“‘Amendment’ has the meaning set forth in Section 3.02(g).”

“‘Core Specialty’ means Core Specialty Insurance Holdings, Inc. and any successor thereto.”

“‘Residual StarStone US Investment Shares’ means all shares of capital stock of Core Specialty to be acquired by StarStone Finance Limited in the Sale Transactions.”

“‘Sale Transactions’ means the transactions contemplated by that certain Stock Purchase Agreement, dated as of June 10, 2020, by and among StarStone Finance Limited, Core Specialty and the Company, as may be amended or restated from time to time.”

“‘StarStone Run-Off Business’ means the business of the Company and its Subsidiaries, other than Northshore Holdings Limited and its Subsidiaries, and excluding the Residual StarStone US Investment Shares and the business of StarStone US Holdings, Inc. and its Subsidiaries to be acquired by Core Specialty in the Sale Transactions.”

“‘StarStone Run-Off Business Shares’ means (a) all shares of capital stock or other equity interests of the Subsidiaries of StarStone Specialty Holdings Limited, other than StarStone Finance Limited, and (b) all interests in Segregated Accounts 31, 41 and 42 of Fitzwilliam Insurance Limited owned by the Company or any of its Subsidiaries.”

“‘Swap Transactions’ means the transactions contemplated by that certain exhibit labeled “‘Project Swap’” associated with that certain letter agreement, dated as of June 5, 2020, regarding a consent and waiver with respect to the Sale Transactions, to be documented in definitive agreements following the date of the Amendment.”

(b) Call/Put Rights. Section 3.05 of the Bayshore Shareholders’ Agreement shall be replaced in its entirety with the text set forth in Exhibit A attached hereto.

(c) Related Party Transactions. Section 2.02(c) of the Shareholders’ Agreement shall be replaced in its entirety with the following:

“(c)(1) enter into, amend in any material respect, waive or terminate any Related Party Agreement other than (i) the entry into a Related Party Agreement (other than any reinsurance or other risk transfer arrangement with any Affiliate of the Enstar Shareholder) that is on an arm’s length basis and on terms no less favorable to the Company or the applicable Material Subsidiary than those that could be obtained from an unaffiliated third party, and (ii) any of the transactions, arrangements or agreements set forth in this Agreement or (2) enter into, amend in any material respect, waive or terminate any Related Party Agreement in respect of services provided by or to the Enstar Shareholder (or its Affiliates, other than the Company and its Subsidiaries) to or by the Company (or any of its Subsidiaries); provided that (A) the consent of the Trident Shareholders with respect to the actions set forth in the foregoing clause (2) shall not be unreasonably withheld, delayed or conditioned and (B) any of the actions set forth in the foregoing clause (2) shall not require the consent of the Trident Shareholders to the extent any such action has been previously approved with specificity (and not as part of any general line-item or category) by the Trident Shareholders in connection with the approval of the applicable budget for run-off management services in accordance with Section 2.05;”

(d) Run-off Management Services Budget. A new Section 2.05 of the Shareholders’ Agreement shall be added as follows:

“Section 2.05 Run-Off Management Services Budget. Beginning with the budget for calendar year 2021 and for each year thereafter, the Enstar Shareholder shall prepare a budget in respect of the run-off management services to be provided by Enstar or its Affiliates to the StarStone Run-Off Business. The Enstar Shareholder shall provide the Trident Shareholders with a copy of such budget at least forty-five (45) days prior to the beginning of the applicable calendar year. The Trident Shareholders shall have the right to approve such budget and the Enstar Shareholder shall provide the Trident Shareholders with such information that they reasonably request in connection with their review of such budget. If the Trident Shareholders do not disapprove such budget within fifteen (15) days following their receipt thereof, such budget shall be deemed approved. If the Trident Shareholders disapprove such budget during such fifteen (15)-day period, the Trident Shareholders shall provide the Enstar Shareholder with written notice of its disapproval indicating the line items with which they disagree along with any supporting documentation. The Enstar Shareholder and the Trident Shareholders shall then negotiate in good faith to resolve any disagreements with respect to such budget for fifteen (15) days following the Enstar Shareholder’s receipt of such notice of disapproval. If the Enstar Shareholder and the Trident Shareholders are unable to resolve all disagreements with respect to such budget during such fifteen (15)-day period, the line items subject to disagreement shall be set equal to the corresponding line items from the prior year’s budget or, if such budget is the budget for calendar year 2021, the line items subject to disagreement shall be set consistently with the applicable historic costs of the StarStone Run-Off Business.”

(e) StarStone Run-Off Business Information Rights. A new Section 5.03 of the Shareholders’ Agreement shall be added as follows:

“Section 5.03 StarStone Run-Off Business Information Rights. In addition to, and without limiting any rights that the Trident Shareholders may have with respect to, their right to inspect the books and records of the Company under Applicable Laws or their other information rights set forth in this Article 5, the Company shall furnish, and shall cause Bayshore to furnish, to the Trident Shareholders:

(a) such information as the Trident Shareholders shall reasonably request in connection with any expenses borne by or obligated to be borne by the StarStone Run-Off Business, including (without limitation) quarterly reports regarding expenses (including labor and consultancy expenses); and

(b) within forty-five (45) days after the end of each quarterly accounting period, on a quarterly basis, a report detailing the performance of the StarStone Run-Off Business as measured by certain key performance indicators to be mutually agreed by the Enstar Shareholder and the Trident Shareholders no later than September 30, 2020 (subject to changes as may be agreed from time to time), including as compared to the then current run-off plan and budget (including with respect to any shared service arrangements with Enstar and its Affiliates as approved in accordance with Section 2.02(c)).”

(f) Preservation of Existing Rights. A new Section 3.02(g) of the Shareholders’ Agreement shall be added as follows:

“(g) Notwithstanding anything to the contrary contained herein, the parties agree that Section 3.05 of the Bayshore Shareholders’ Agreement, as amended pursuant to that certain Amendment No. 1 to this Agreement, dated as of July 14, 2020 (the “Amendment”), preserves the rights and obligations of Bayshore, the Shareholders and Enstar under the Bayshore Shareholders’ Agreement with respect to the Enstar Shareholder’s call right in the Bayshore Shareholders’ Agreement and the Trident Shareholders’ put right in the Bayshore Shareholders’ Agreement. Accordingly, in the event of any conflict between this Section 3.02 (to the extent related to the Enstar Shareholder’s call right in the Bayshore Shareholders’ Agreement and the Trident Shareholders’ put right in the Bayshore Shareholders’ Agreement, including Sections 3.02(d)(v)-(vi)) and Section 3.05 of the Bayshore Shareholders’ Agreement, Section 3.05 of the Bayshore Shareholders’ Agreement (as amended by the Amendment) shall control.”

2. No Other Amendments. Except as amended hereby, the Shareholders’ Agreement remains unmodified and in full force and effect.

3. Miscellaneous.

(a) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
(c) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. Sections 8.11 (Governing Law) and 8.12 (Submission to Jurisdiction; Waiver of Jury Trial) of the Shareholders’ Agreement shall apply to this Amendment, mutatis mutandis.

(d) Entire Agreement. This Amendment, together with the Shareholders’ Agreement, constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

KENMARE HOLDINGS, LTD.

By: /s/ Paul O’Shea
Name: Paul O’Shea
Title: Authorised Signatory

TRIDENT V, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name: Stephen Levey
Title: Principal and Counsel

TRIDENT V PARALLEL FUND, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name: Stephen Levey
Title: Principal and Counsel

TRIDENT V PROFESSIONALS FUND, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name: Stephen Levey
Title: Principal and Counsel

Exhibit A

Amended and Restated Section 3.05 of the Bayshore Shareholders’ Agreement

(a) Subject to the immediately following sentence and the other terms of this Section 3.05 generally, at any time following March 31, 2023 (the “Call Right Date”), the Enstar Shareholder shall have the right (a “Call Right”) by written notice to the other Shareholders to purchase all, but not less than all, of (i) the Common Shares owned by the other Shareholders and their Permitted Transferees and (ii) following the consummation of the Sale Transactions, each of (A) the Residual StarStone US Investment Shares indirectly owned by the other Shareholders and their Permitted Transferees and (B) the StarStone Run-Off Business Shares indirectly owned by the other Shareholders and their Permitted Transferees; provided, however, that if neither the Sale Transactions nor the Swap Transactions are consummated by April 1, 2021, the “Call Right Date” shall be deemed to be April 1, 2021 and clause (ii) above shall no longer apply. If the Sale Transactions are consummated but the Swap Transactions are not consummated by April 1, 2021, then, at any time following April 1, 2021, the Enstar Shareholder shall have the right to purchase all, but not less than all, of the Residual StarStone US Investment Shares indirectly owned by the Trident Shareholders and their Permitted Transferees.

(b) Subject to the immediately following sentence and the other terms of this Section 3.05 generally, at any time after December 31, 2022 (the “Put Right Date”), the Trident Shareholders, acting collectively, shall have the right (the “Put Right”) to require the Enstar Shareholder to purchase all, but not less than all, of (i) the Common Shares held by the Trident Shareholders and their Permitted Transferees collectively and (ii) following the consummation of the Sale Transactions, each of (A) the Residual StarStone US Investment Shares indirectly owned by the Trident Shareholders and their Permitted Transferees collectively and (B) the StarStone Run-Off Business Shares indirectly owned by the Trident Shareholders and their Permitted Transferees collectively; provided, however, that if neither the Sale Transactions nor the Swap Transactions are consummated by April 1, 2021, the “Put Right Date” shall be deemed to be April 1, 2021 and clause (ii) shall not apply. If the Sale Transactions are consummated but the Swap Transactions are not consummated by December 31, 2020, then, at any time following December 31, 2020, the Trident Shareholders, acting collectively, shall have the right to require the Enstar Shareholder to purchase all, but not less than all, of the Residual StarStone US Investment Shares indirectly owned by the Trident Shareholders and their Permitted Transferees. In the event that the Trident Shareholders elect to exercise their rights under this Section 3.05(b), then the Trident Shareholders shall give written notice (a “Put Notice”) to the Company, the Enstar Shareholder and the other Shareholders stating their bona fide intention to exercise their Put Right over their Common Shares, the Residual StarStone US Investment Shares indirectly owned by them and/or the StarStone Run-Off Business Shares indirectly owned by them (the type of shares set forth in such notice, the “Applicable Shares”). Upon receipt of the Put Notice, each other Shareholder (other than the Enstar Shareholder or the Trident Shareholders) receiving such notice shall have 20 Business Days (the “Put Notice Period”) to elect to participate in such exercise of the Put Right by the Trident Shareholders by delivering a written notice (a “Participation Notice”) to the Company, the Enstar Shareholder and the Trident Shareholders requiring the Enstar Shareholder to purchase all, but not less than all, of the Applicable Shares held, directly or indirectly, by such Shareholder and its Permitted Transferees. Any Participation Notice shall be binding upon delivery and irrevocable by the applicable Shareholder. Each Shareholder that does not deliver a Participation Notice during the Put Notice Period shall be deemed to have waived all of such Shareholder’s rights to participate in the exercise of the Put Right. By delivering a Participation Notice, the relevant Shareholder represents and warrants to the Company and to the Enstar Shareholder that: (i) it has full right, title and interest in and to the Common Shares held by such Shareholder, regardless of whether the Applicable Shares are Common Shares or not; (ii) it has all the necessary power and authority and has taken all necessary action to effect the transactions contemplated by this Section 3.05(b); and (iii) the Common Shares held by such Shareholder are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(c) The purchase price payable by the Enstar Shareholder upon the exercise of the Call Right or the Put Right, as the case may be, shall be equal to fair market value of the Applicable Shares held, directly or indirectly, by the relevant Shareholder(s) and their Permitted Transferees which are the subject of the Call Right or the Put Right as exercised pursuant to this Section 3.05 (the “Relevant Shareholder(s)”) calculated based on the overall fair market value of the Company determined on a going concern basis (except with respect to the StarStone Run-Off Business Shares, the fair market value of which shall not be measured on a going concern basis but instead shall be determined based upon the economic book value of such shares or the applicable entities to which such shares relate or, to the extent such agreement is reached, such other valuation methodology as agreed upon by the Enstar Shareholder and the Trident Shareholders as appropriate for entities in run-off) as between a willing buyer and willing seller with no discount for illiquidity or a minority interest, as such value may be mutually agreed upon by the Enstar Shareholder and the Trident Shareholders or, if no such agreement is reached, determined in accordance with the procedures set forth below (the “Fair Market Value”):

(i) Promptly after determining that the Enstar Shareholder and the Trident Shareholders are unable to agree upon a Fair Market Value but, in any event, no later than 30 Business Days after the exercise of the Call Right or the Put Right, as the case may be, the Enstar Shareholder and the Trident Shareholders shall appoint a mutually acceptable independent appraiser (the “Independent Appraiser”) to determine the Fair Market Value (determined on a going concern basis (except with respect to the StarStone Run-Off Business Shares, the fair market value of which shall not be measured on a going concern basis but instead shall be determined based upon the economic book value of such shares or the applicable entities to which such shares relate or, to the extent such agreement is reached, such other valuation methodology as agreed upon by the Enstar Shareholder and the Trident Shareholders as appropriate for entities in run-off) as between a willing buyer and a willing seller with no discount for illiquidity or a minority interest) of the Applicable Shares held, directly or indirectly, by the Relevant Shareholder(s) and their Permitted Transferees. Each of the Enstar Shareholder and the Trident Shareholders (acting together) shall provide the Independent Appraiser with its respective determination of Fair Market Value, together with the supporting calculations and analyses prepared by such Initial Shareholder with respect thereto. The Enstar Shareholder and the Trident Shareholders shall instruct the Independent Appraiser to determine, in writing within 30 days of such Independent Appraiser’s appointment, which of the Enstar Shareholder’s and the Trident Shareholders’ determination of Fair Market Value is the more reasonable, and such determination shall be final for all purposes of this Section 3.05. The costs and expenses of the Independent Appraiser shall be borne equally by the Enstar Shareholder and the Trident Shareholders.

(ii) To enable the Independent Appraiser to conduct the valuation, the Enstar Shareholder, the Relevant Shareholder(s) and the Company shall furnish to the Independent Appraiser such information as the Independent Appraiser may request, including information regarding the business of the Company and its Subsidiaries and the assets, properties, financial condition, earnings and prospects of the Company and/or any of its Subsidiaries.

(d) Within 90 days after the date of the final determination of the Fair Market Value pursuant to this Section 3.05 (which period shall be extended solely to the extent needed to obtain any required Government Approvals, provided, that the Shareholders shall, and shall cause their Permitted Transferees to, have used their reasonable best efforts to obtain such approvals in a timely manner, and provided, further, that in no event shall the Enstar Shareholder be obligated to pay the purchase price for a sale and purchase pursuant to the Put Right in cash due to any failure to obtain any Government Approvals that are required to permit the Relevant Shareholders to acquire or hold any unrestricted ordinary shares of Enstar):

(i) if the Applicable Shares are Common Shares, the Relevant Shareholders shall, and shall cause their Permitted Transferees to, sell to the Enstar Shareholder, free and clear of all Liens, all of the Common Shares held by them; or

(ii) if the Applicable Shares are not Common Shares, the Enstar Shareholder and the Relevant Shareholders shall effect a transaction with the same economic effect (to the extent reasonably practicable) of the Relevant Shareholders, and their Permitted Transferees, selling to the Enstar Shareholder, free and clear of all Liens, all of the Applicable Shares indirectly held by them (the structure of such transaction to be as the Enstar Shareholder and the Trident Shareholders reasonably agree).

(e) Each Shareholder shall take all actions as may be reasonably necessary to consummate the transaction contemplated by this Section 3.05, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f) At the closing of any sale and purchase pursuant to this Section 3.05, the Relevant Shareholders shall, and shall cause their Permitted Transferees to, deliver to the Enstar Shareholder, in the case of a sale and purchase of Common Shares, the certificate or certificates representing their Common Shares (if any), accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, or, in the case of a sale and purchase of Applicable Shares other than Common Shares, such agreements and documents as the Enstar Shareholder and the Trident Shareholders, acting reasonably, shall agree upon in connection with the consummation of the applicable transaction, in each case, against receipt of the purchase price therefor from the Enstar Shareholder by, (i) in the case of a sale and purchase pursuant to the Call Right, wire transfer of immediately available funds, or (ii) in the case of a sale and purchase pursuant to the Put Right, at the option of the Enstar Shareholder, either (A) wire transfer of immediately available funds, (B) unrestricted ordinary shares of Enstar (provided that such ordinary shares are then listed or admitted to trading on the NASDAQ Stock Market, the New York Stock Exchange or another national securities exchange), or (C) a combination of (A) and (B). If the purchase price at the closing of any sale and purchase pursuant to this Section 3.05 consists of unrestricted ordinary shares of Enstar, the value of such ordinary shares will be deemed to equal the average of the last reported sale price of the ordinary shares over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of any such closing.

(g) Enstar hereby absolutely, unconditionally and irrevocably guarantees to each of the Shareholders (other than the Enstar Shareholder) and their Permitted Transferees, on the terms and conditions set forth herein, the due and punctual payment, observance, performance and discharge of the Enstar Shareholder’s obligations under this Section 3.05. Each of the Shareholders hereby agrees that in no event shall Enstar be required to pay any amount to the Shareholders or their Permitted Transferees under, in respect of, or in connection with this Agreement other than as expressly set forth herein.
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